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                                                                Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors


        We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-54238) of Triad Hospitals, Inc. to be filed on or about April 27, 2001 of our report dated February 14, 2001, with respect to the consolidated financial statements of Triad Hospitals, Inc. and its subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP

Dallas, Texas
April 24, 2001